FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

April 22, 2010

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank announced earnings of $1,797,000 for the three months ended March 31, 2010 which represents an increase of 3.5% over the $1,737,000 recorded during the same three month period of last year.  Earnings per share on a fully diluted basis were $.65 in the first quarter of this year compared to $.63 in the first quarter of 2009.  The return on average assets was 1.38% in the first quarter of 2010 and the return on average equity was 11.10%.

Total assets were $526.5 million as of March 31, 2010, an increase of $15.1 million or 3%, over the prior year total.  Total loans increased $6.1 million over the prior year comprised of a $9.2 million increase in commercial loans outstanding which was partially offset by a $3.1 million reduction in retail loans.  The decrease in retail loans includes the sale of $4.3 million of residential mortgage loans to reduce the Company’s interest rate risk position.  Total deposits increased $21.2 million, or 6% over the past twelve months due primarily to a $14.6 million increase in certificates of deposit.  The growth also includes a $3 million increase in savings deposits and almost $3 million of non-interest bearing demand balances.  Stockholders’ equity increased $5 million, or 8%, during the past year, primarily due to retention of earnings.

Non-performing assets totaled $4.4 million at March 31, 2010 comprised of $4.0 million of non-performing loans and $392,000 of Other Real Estate Owned, compared to $5.4 million of non-performing assets at December 31, 2009. The $1.0 million decrease recorded during the quarter reflects a reduction in non-accruing loans of $1.0 million due to payments received on loans carried in non-accrual status at year end.  As of March 31, 2009, non-performing assets totaled $2.5 million.  Net charge-offs for the three month period ending March 31, 2010 were $421,000 which includes $412,000 of write downs on properties previously carried as non-accrual loans, compared to $45,000 of net charge-offs during the first quarter of last year.  Due to the increase in charge-offs, management determined that it would be prudent to provide additional reserves and added $330,000 to the allowance for loan losses compared to $225,000 during the same period of last year.  The allowance for loan losses was 1.50% of total loans outstanding on March 31, 2010 and December 31, 2009 compared to 1.26% on March 31, 2009.

Net interest income (fully taxable equivalent) was $5,203,000 during the first quarter of 2010 which is 3% higher than the $5,035,000 recorded during the prior three month period and 7% higher than the same three month period of last year.  Loan growth and the downward repricing of interest bearing deposits contributed to the improvement over the first quarter of last year, resulting in a net interest margin (fte) which improved from 3.96% in the first quarter of 2009 to 4.14% for the three months ended March 31, 2010.  Other income totaled $1,002,000 in the first quarter of 2010 compared to $1,281,000 during the same period of last year.  The $279,000 decrease in other income can be attributed to a reduction in the amount of gains recognized from the sale of loans and securities in each period and the $150,000 gain on the sale of deposits recorded during the first quarter of last year.  During the current period, the Company recognized a gain of $155,000 from the sale of securities and $75,000 in gains on the sale of $4.3 million of residential mortgage loans to reduce the long term risk to rising interest rates.  Operating expenses totaled $3,160,000 in the first quarter and were $115,000, or 4%, lower than the same period of last year.  Occupancy and equipment costs were $91,000 lower than last year due primarily to the closure of the branch office in Hamlin.  FDIC assessments were $118,000 in the first quarter of 2010 and $126,000 for the same period of last year.

Mr. Critelli stated that “We are extremely pleased to report a 3.5% improvement in net earnings over last year, considering that we increased our provision for loan losses by $105,000 and had $214,000 lower gains from the sale of assets and deposits.  We do expect the slow economy, high unemployment rate and soft real estate market to continue to impact our market area and customers.  Monitoring credit quality and aggressively addressing any issues as they arise remains a top priority.  However, our core earnings remain strong.  We also continue to have regulatory capital levels which are near the top of our peer group.”

Norwood Financial Corp. is the parent company of Wayne Bank which operates from eleven offices throughout Wayne, Pike and Monroe Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The foregoing material may contain forward-looking statements.  We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements.  Those risks and uncertainties include changes in the absolute and relative levels of interest rates, the ability to control costs and expenses, demand for real estate, general economic conditions and the effectiveness of governmental responses thereto.  Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2010	2009
Net interest income	$4,997	$4,681
Tax equivalent basis adjustment using 34% marginal tax rate	206	161
Net interest income on a fully taxable equivalent basis	$5,203	$4,842

Contact:	William S. Lance
Senior Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2010	2009
ASSETS
Cash and due from banks	$7,945	$5,682
Interest bearing deposits with banks	14,672	9,329
Federal funds sold	3,000	3,000
Cash and cash equivalents	25,617	18,011

Securities available for sale	125,653	124,222
Securities held to maturity, fair value 2010: $177, 2009: $724	168	707
Loans receivable (net of unearned income)	357,587	351,433
Less: Allowance for loan losses	5,362	4,413
Net loans receivable	352,225	347,020
Investment in FHLB Stock, at cost	3,538	3,538
Bank premises and equipment,net	5,126	5,413
Bank owned life insurance	7,987	8,149
Foreclosed real estate owned	392	768
Accrued interest receivable	2,414	2,314
Other assets	3,397	1,282
TOTAL ASSETS	$526,517	$511,424

LIABILITIES
Deposits:
Non-interest bearing demand	$60,144	$57,270
Interest-bearing	331,512	313,146
Total deposits	391,656	370,416
Short-term borrowings	21,781	29,412
Other borrowings	43,000	43,000
Payable on sale of deposits	0	3,607
Accrued interest payable	1,580	1,944
Other liabilities	3,397	2,895
TOTAL LIABILITIES	461,414	451,274

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,787	9,993
Retained earnings	55,481	51,394
Treasury stock, at cost: 2010: 86,007 shares, 2009: 106,041 shares	(2,620)	(3,286)
Accumulated other comprehensive income	2,171	1,765
TOTAL STOCKHOLDERS' EQUITY	65,103	60,150

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$526,517	$511,424

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31		YTD as of March 31
	2010	2009	2010	2009
INTEREST INCOME
Loans receivable, including fees	$5,410	$5,287	$5,410	$5,287
Securities	1,221	1,397	1,221	1,397
Other	11	6	11	6
Total Interest income	6,642	6,690	6,642	6,690

INTEREST EXPENSE
Deposits	1,199	1,501	1,199	1,501
Short-term borrowings	34	96	34	96
Other borrowings	412	412	412	412
Total Interest expense	1,645	2,009	1,645	2,009
NET INTEREST INCOME	4,997	4,681	4,997	4,681
PROVISION FOR LOAN LOSSES	330	225	330	225
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,667	4,456	4,667	4,456

OTHER INCOME
Service charges and fees	523	598	523	598
Income from fiduciary activities	86	82	86	82
Net realized gains (losses) on sales of securities	155	161	155	161
Gains on sale of loans and servicing rights	75	133	75	133
Earnings and proceeds on life insurance policies	102	93	102	93
Gain on sale of deposits	0	150	0	150
Other	61	64	61	64
Total other income	1,002	1,281	1,002	1,281

OTHER EXPENSES
Salaries and employee benefits	1,615	1,614	1,615	1,614
Occupancy, furniture and equipment	394	485	394	485
Data processing related	196	196	196	196
Taxes, other than income	147	136	147	136
Professional Fees	139	98	139	98
FDIC Insurance assessment	118	126	118	126
Foreclosed real estate owned	16	12	16	12
Other	535	608	535	608
Total other expenses	3,160	3,275	3,160	3,275

INCOME BEFORE TAX	2,509	2,462	2,509	2,462
INCOME TAX EXPENSE	712	725	712	725
NET INCOME	$1,797	$1,737	$1,797	$1,737

Basic earnings per share	$0.65	$0.63	$0.65	$0.63

Diluted earnings per share	$0.65	$0.63	$0.65	$0.63

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2010	2009

Net interest income	$4,997	$4,681
Net income	1,797	1,737

Net interest spread (fully taxable equivalent)	3.79%	3.54%
Net interest margin (fully taxable equivalent)	4.14%	3.96%
Return on average assets	1.38%	1.39%
Return on average equity	11.10%	11.80%
Basic earnings per share	$0.65	$0.63
Diluted earnings per share	0.65	0.63

For the YTD Ended Ended March 31

Net interest income	$4,997	$4,681
Net income	1,797	1,737

Net interest spread (fully taxable equivalent)	3.79%	3.54%
Net interest margin (fully taxable equivalent)	4.14%	3.96%
Return on average assets	1.38%	1.39%
Return on average equity	11.10%	11.80%
Basic earnings per share	$0.65	$0.63
Diluted earnings per share	0.65	0.63

As of March 31

Total Assets	$526,517	$511,424
Total Loans receivable	357,587	351,433
Allowance for loan losses	5,362	4,413
Total deposits	391,656	370,416
Stockholders' equity	65,103	60,150
Trust Assets under management	105,237	85,146

Book value per share	$23.52	$21.99
Equity to total assets	12.36%	11.76%
Allowance to total loans receivable	1.50%	1.26%
Nonperforming loans to total loans	1.12%	0.48%
Nonperforming assets to total assets	0.83%	0.48%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	31-Dec	30-Sep	30-Jun	31-Mar
	2010	2009	2009	2009	2009
ASSETS
Cash and due from banks	$7,945	$6,498	$8,769	$7,548	$5,682
Interest bearing deposits with banks	14,672	7,857	280	6	9,329
Federal funds sold	3,000	3,000	3,000	-	3,000
Cash and cash equivalents	25,617	17,355	12,049	7,554	18,011

Securities available for sale	125,653	130,577	126,349	122,601	124,222
Securities held to maturity	168	708	708	708	707
Loans receivable (net of unearned Income)	357,587	363,474	359,482	360,593	351,433
Less: Allowance for loan losses	5,362	5,453	4,663	4,574	4,413
Net loans receivable	352,225	358,021	354,819	356,019	347,020
Investment in FHLB stock	3,538	3,538	3,538	3,538	3,538
Bank premises and equipment, net	5,126	5,189	5,258	5,297	5,413
Foreclosed real estate owned	392	392	562	798	768
Other assets	13,798	13,916	11,584	11,980	11,745
TOTAL ASSETS	$526,517	$529,696	$514,867	$508,495	$511,424

LIABILITIES
Deposits:
Non-interest bearing demand	$60,144	$59,821	$63,600	$60,444	$57,270
Interest- bearing deposits	331,512	331,652	319,263	313,709	313,146
Total deposits	391,656	391,473	382,863	374,153	370,416
Other borrowings	64,781	68,803	62,553	67,596	72,412
Other liabilities	4,977	4,949	5,715	5,645	8,446
TOTAL LIABILITIES	461,414	465,225	451,131	447,394	451,274

STOCKHOLDERS' EQUITY	65,103	64,471	63,736	61,101	60,150

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$526,517	$529,696	$514,867	$508,495	$511,424

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
Three months ended	2010	2009	2009	2009	2009
INTEREST INCOME
Loans receivable, including fees	$5,410	$5,428	$5,382	$5,426	$5,287
Securities	1,221	1,283	1,297	1,316	1,397
Other	11	11	1	1	6
Total Interest income	6,642	6,722	6,680	6,743	6,690

INTEREST EXPENSE
Deposits	1,199	1,411	1,433	1,420	1,501
Borrowings	446	484	481	488	508
Total Interest expense	1,645	1,895	1,914	1,908	2,009
NET INTEREST INCOME	4,997	4,827	4,766	4,835	4,681
PROVISION FOR LOAN LOSSES	330	1,100	140	220	225
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,667	3,727	4,626	4,615	4,456

OTHER INCOME
Service charges and fees	523	622	614	642	598
Income from fiduciary activities	86	91	99	82	82
Net realized gains (losses) on sales of securities	155	40	90	172	161
Gains on sale of loans and servicing rights	75	185	42	121	133
Gain on sale of deposits	0	-	-	-	150
Earnings and proceeds on life insurance	102	913	102	88	93
Other	61	74	71	63	64
Total other income	1,002	1,925	1,018	1,168	1,281

OTHER EXPENSES
Salaries and employee benefits	1,615	2,009	1,611	1,595	1,614
Occupancy, furniture and equipment , net	394	360	367	379	485
Foreclosed real estate owned	16	288	130	6	12
FDIC insurance assessment	118	93	133	358	126
Other	1,017	952	933	982	1,038
Total other expenses	3,160	3,702	3,174	3,320	3,275

INCOME BEFORE TAX	2,509	1,950	2,470	2,463	2,462
INCOME TAX EXPENSE	712	148	695	714	725
NET INCOME	$1,797	$1,802	$1,775	$1,749	$1,737

Basic earnings per share	$0.65	$0.65	$0.64	$0.64	$0.63

Diluted earnings per share	$0.65	$0.65	$0.64	$0.63	$0.63

Book Value per share	$23.52	$23.25	$23.07	$22.23	$21.99

Return on average equity	11.10%	11.09%	11.25%	11.49%	11.80%
Return on average assets	1.38%	1.39%	1.40%	1.39%	1.39%

Net interest spread	3.79%	3.55%	3.63%	3.70%	3.54%
Net interest margin	4.14%	3.96%	4.07%	4.13%	3.96%

Allowance for loan losses to total loans	1.50%	1.50%	1.30%	1.27%	1.26%
Net charge-offs to average loans (annualized)	0.47%	0.34%	0.06%	0.07%	0.05%
Nonperforming loans to total loans	1.12%	1.38%	0.88%	0.50%	0.48%
Nonperforming assets to total assets	0.83%	1.02%	0.73%	0.51%	0.48%